EXHIBIT (j)


                          INDEPENDENT AUDITORS' CONSENT

     We consent to the use in this Post-Effective Amendment No. 64 to the Registration Statement on Form N-1A (1933 Act File No. 2-27962) of Eaton Vance Special Investment Trust of our report dated June 19, 2002, relating to the financial statement of the U.S. Core Growth Portfolio (now known as Large-Cap Core Portfolio), which appears in such Registration Statement.

     We also consent to the reference to us under the heading "Other Service Providers" in the statement of additional information, which is a part of such Registration Statement.


/s/ Deloitte & Touche LLP
DELOITTE & TOUCHE LLP

August 23, 2002
Boston, Massachusetts